                                                                    Exhibit 3.49

                            ARTICLE OF INCORPORATION

     I.   The undersigned agree to become a corporation by the name of

                         EASTERN ASSOCIATED COAL CORP.

     II. The principal place of business of the corporation shall be located in the City of Weston, in the County of Lewis, and State of West Virginia, and the chief works shall be located in said Lewis County, State of West Virginia, and elsewhere in the State of West Virginia. The corporation may transact business and have an office or offices at any other place or places as may be provided by the By-Laws.

     III. The objects and purposes for which the corporation is formed are as follow:

     To mine, sell, purchase, deal in, export or import coal, coke and wood and other similar combustible material, and to purchase, lease and sell coal lands, coal rights, coal and timber lands and to manufacture, buy, sell and deal in or deal with coal and coke and all products and by-products of any such lands, rights and materials.

     To purchase or otherwise acquire, and to hold, own, maintain, work and develop, and to sell, lease, convey, mortgage or otherwise dispose of, with or without the State of West Virginia, and in any part of the world, lands and without the State of West Virginia, and in any part of the world, lands and leaseholds and any interest, estate and rights in real property, and in personal or mixed property, or any franchises, rights, licenses of privileges necessary, convenient or appropriate for any of the purposes herein expressed.

     To acquire, own, lease, mortgage, occupy, sell, use or develop any lands containing coal, iron manganese, or other ores or oil and gas and any woodlands or other lands, for any purpose of the company, and to mine, or otherwise to extract or remove, coal, oil, gas, ores or other minerals, and to take or remove such minerals from any lands owned, acquired, leased or occupied by the corporation or from any other lands, and to buy and sell, import and export, or otherwise to deal or to traffic in or to use or consume coal, coke, oil, gas, wood, lumber and other materials or ores and any part of the products thereof, and any articles consisting, or partly consisting thereof.

     To manufacture or otherwise produce, import, export, buy, sell, and in every way deal with and in, either as principal or agent or otherwise, goods, wares, and merchandise and personal property of every kind and description.

     To purchase, lease, erect, or otherwise acquire, exchange, sell, let or otherwise dispose of, own, maintain, develop and improve any and all property, real or personal, mines, coke ovens, plants, oil and gas wells, depots, factories, warehouses, stores, buildings or otherwise useful in connection with the business of the corporation.

     To apply for, obtain, purchase or otherwise acquire any and all patents, patent rights, copyrights, licenses and privileges, inventions, improvements and processes, trade-marks, trade names, labels, designs, and brands relating to or useful in connection with any business of the corporation; and to use, exercise, develop, grant licenses in respect of, sell, traffic in and exchange the same.

     To subscribe to, purchase, acquire, hold, own, invest in, assign, pledge or otherwise dispose of or deal in stocks, bonds and other securities and obligations of any other corporation, domestic or foreign, and issue in exchange therefor its stock, bonds, or other obligations, and while the owner of any such stock, bonds or other obligations, to possess and exercise in respect thereof all the rights, powers and privileges of individual owners thereof, including and any all voting powers.

     To acquire the good will, rights and property, and to undertake the whole or any part of the assets and liabilities, for any person, firm, association or corporation and to pay for the same in cash, stock or bonds of this corporation or otherwise, and to issue its stock or bonds in whole or fractional shares thereof in payment of real and personal property for its use and for its other corporate purposes and business upon such terms and conditions as may be agreed upon by the owners and the directors or stockholders of this corporation.

     To borrow money for the purposes of the corporation and to issue bonds, notes, debentures and other obligations and to secure the same by pledge or mortgage of the whole or any part of the property of the corporation, either real or personal, or to issue bonds, notes, debentures or other obligations without any such security, and to sell or pledge such bonds, notes or other obligations; and to confer upon the holder of any bonds, notes, debentures and other obligations of the corporation, secured or unsecured, the right to convert the same into stock of the corporation.

     To conduct its business and all or any of its branches so far as permitted by law, in the state of West Virginia and in other states of the United States of America and in the territories and the District of Columbia, and in any and all dependencies, colonies, or possessions of the United States and in foreign countries.

     The foregoing clauses in this Article shall be construed as stating both purposes and powers. It is the intention that the purposes and powers specified in said clauses shall be in no wise limited or restricted by reference to or inference from the terms of any other clause of this or any other Article in this certificate, but that the purposes and powers specified in each of the clauses of this Article shall be regarded as independent and cumulative purposes and powers.

     IV. The amount of the total authorized capital stock of said corporation shall be One Thousand (1,000) shares of common stock of a par value of One Dollar ($1.00) per share.

     The amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

     V. Ownership of any class of shares of stock of the corporation shall not entitle the holders thereof to any pre-emptive rights to subscribe for or purchase or to have offered to them for subscription or

     I. The following provisions are inserted for the regulation and conduct of the affairs of the corporation and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

     (a) Meetings of the stockholders and directors of the corporation for all purposes may be held at its office or elsewhere in the State of West Virginia, and meetings of the directors and stockholders may be held outside of the State of West Virginia at such place or places as may from time to time be designated in the By-Laws, or by resolution of the Board of Directors.

     (b) All corporate powers except those which by law expressly require the consent of the stockholders shall be exercised by the Board of Directors.

     (c) The Board of Directors shall have power from time to time to fix and determine and vary the amount of the corporation's funds to be reserved for any proper purpose and to direct and determine the use and disposition of any surplus over and above its capital. In its discretion the Board of Directors may use and apply any such surplus in purchasing or acquiring bonds or other obligations of the corporation or shares of its own capital stock to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient. If any shares of stock of the corporation shall have been purchased or otherwise acquired by the corporation, the Board of Directors may, without action by the stockholders, at any time or from time to time, restore all or part of said shares to the status of authorized but unissued shares; provided that nothing herein contained shall be deemed to limit the right of the Board of Directors to cause the corporation to hold any such shares as treasury stock and to sell or otherwise deal with such treasury stock as the Board of Directors shall deem expedient. Any shares restored to the status of authorized but unissued shares as hereinabove provided may be issued to the same extent and subject to the same conditions as if such purchase any new or additional share or shares of stock of any class, or any options, bonds, debentures, warrants, certificates of indebtedness or other securities convertible into or representing, the right to purchase shares of any class of stock, either of that authorized in the Certificate of Incorporation or thereafter authorized or any shares or securities convertible into shares however acquired, issued or sold by the corporation, it being the purpose and intent that the Board of Directors shall have full right, power and authority to offer for subscription or sale or to make for disposal of any or all unissued shares of any class of stock of the corporation or any or all shares issued and thereafter acquired by the corporation or any and all options, bonds, debentures, warrants, certificates of indebtedness or other securities of the corporation convertible into stock whether unissued or issued and required by the corporation as the Board of Directors in its discretion may deem advisable.

     VI. At all elections of Directors each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for the provisions of this Article VI) such stockholder would be entitled to but for the election of Directors with respect to such shares multiplied by the number of Directors to be elected, and such stockholder may cast all of his votes for a single director or may distribute them upon the number to be voted for, or any one or more of them, as he may see fit.

     VII. This corporation shall have perpetual existence.

     VIII. The number of directors, who need not be stockholders or residents of the State of West Virginia, shall be not less than three (3) nor more than twenty (20), as authorized in the By-Laws of this corporation.

     IX. The names and post office addresses of the incorporators and the number of shares of stock prescribed for by each are as follows:

Name                    Addresses                         Number of Shares
----                    ---------                         ----------------
W.B. Ross               2165 Country Club Drive                   1
                        Huntingdon Valley, Pennsylvania

DaCosta Smith, Jr.      44 Center Avenue                          1
                        Weston, West Virginia

J.N. Philips            Indian Trail                              1
                        North Scituate, Massachusetts

shares had not been previously issued. Whenever shares are restored as hereinabove provided, any resulting surplus may be used for such lawful purposes as shall be determined by the Board of Directors.

     (d) Subject always to By-Laws made by the stockholders, the Board of Directors may make By-Laws and from time to time may alter, amend or repeal any By-Laws, but any By-Laws made by the Board of Directors may be altered or repealed by the stockholders.

     (e) The Board of Directors shall have power to the extent permitted by law to make distributions or pay dividends to its stockholders in cash or in property including, but not limited to, stocks, bonds or other securities of the corporation.

     (f) No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors of officers of such other corporation, and any director or directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any persons, firms or corporations, shall be affected or invalidated by the fact that any director or directors of this corporation is a party, or are parties to or interested in such contract, act or transaction, or in any way connected with such persons, firms or corporations, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any wise interested.

     (g) Any person made a party to any act on, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation or of any corporation which he served as such at the request of this corporation, shall be indemnified by this corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties, provided, however, that if any such amount is paid otherwise than pursuant to court order or action by the stockholders, the corporation shall within eighteen (18) months from the date of such payment mail to its stockholders at the time entitled to vote for the election of directors a statement specifying the person paid, the amount of the payment and the final disposition of the litigation, except as otherwise provided by law, and in addition to any other rights provided by law, any such person shall be entitled, without demand by him upon the corporation, or any action by the corporation, to enforce the right of indemnification or reimbursement hereinabove provided in an action at law against the corporation. The right of indemnification or reimbursement hereinabove provided or under any applicable statutes shall not be deemed exclusive of any other right to which any such person may now or hereafter be otherwise entitled.

     WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this 27th day of March, 1963.


                                       /s/ W. B. Ross
                                       -------------------------
                                       W. B. Ross


                                       /s/ DaCosta Smith Jr.
                                       -------------------------
                                       DaCosta Smith Jr.


                                       /s/ J. N. Philips
                                       -------------------------
                                       J. N. Philips

Wherefore, The corporators named in the said Agreement, and who have signed the same and their successors and assigns, are hereby declared to be from this date a Corporation by the name and for the purposes set forth in the said agreement, with the right of perpetual succession.


                                       Given under my hand and the
                                       Great Seal of the said State;
                                       at the City of Charleston, this
                                           TWENTY-SEVENTH
                                       ---------------------------day of
         [OFFICIAL SEAL]                               MARCH
                                       --------------------------------,
                                                            SIXTY-THREE.
                                       Nineteen Hundred and ------------

                                                 /s/ JOE F. BURDETT,
                                       ---------------------------------
                                                      Secretary of State

                                  CERTIFICATES

     The agreement must be acknowledged by all the incorporators who signed it, before the president of a county court, a justice of the peace, notary, recorder, prothonotary or clerk of any court within the United States, etc., and such acknowledgements certified by the officer before whom they were made, and his seal affixed if not in West Virginia. Acknowledgments taken in a foreign country must be certified under the official seal of any ambassador, minister plenipotentiary, minister resident, charge d'affaires, consul general, consul deputy consul, etc., appointed by the government of the United States to any foreign country, or of the proper officer of any court of record of such country, or of the mayor or other chief magistrate of any city, town or corporation therein, etc.

State of West Virginia   County of Kanawha, to-wit:

     I, Clara L. Ford, a Notary Public in and for the County and State aforesaid, hereby certify that

                W.B. Ross, DaCosta Smith, Jr., and J.N. Philips

(Names of all incorporators must be inserted in this space by official taking acknowledgments)

whose names are signed to the foregoing agreement bearing date on the 27th day of March, 1963 this day personally appeared before me in my said county and severally acknowledged their signatures to the same.

     Given under my hand and official seal this 27th day of March 1963

[SEAL]

                                                                   Notary Public

     My Commission expires on the 2nd day of February, 1966

                             STATE OF WEST VIRGINIA

                                  CERTIFICATE

     I, Robert D. Bailey, Secretary of State of the State of West
Virginia, hereby certify that

DaCOSTA SMITH JR., Vice President of

                         EASTERN ASSOCIATED COAL CORP.,

a corporation created and organized under the laws of the State of West Virginia, has certified to me under his signature and the corporate seal of said corporation, that, at a special meeting of the stockholders of said corporation, regularly held in accordance with the requirements of the law of said State, in Room 1724, Koppers Building, Pittsburgh, Pennsylvania, on the 18th day of November, 1965, at which meeting all of the issued and outstanding voting stock of such corporation being represented by the holders thereof, in person, by bodies corporate or by proxy, and voting for the following resolution, the same was duly and regularly adopted and passed, to-wit:

          WHEREAS the notice of this special meeting of the stockholders of Eastern Associated Coal Corp. held on Thursday, November 18, 1965, at 1:00 o'clock p.m. EST at its office in Room 1724 Koppers Building, Pittsburgh, Pennsylvania, specified that the stockholders would vote upon the matter of amending Article IV of its Certificate of Incorporation thereby to increase its authorized capital stock of 1,000 shares; whereby the stockholders were duly informed of such proposed amendment; and

                    WHEREAS Article IV of this corporation's Certificate of
               Incorporation dated March 27, 1963, fixed the authorized capital stock of the corporation to consist of 1,000 shares all common stock of the par value of $1.00 per share, and it is desired that the authorized capital stock of the corporation be increased by an additional 4,000 shares of like stock so that the authorized capital stock of the corporation shall be 5,000 shares of like capital stock;

                    THEREFORE, BE IT RESOLVED, that the first paragraph of
               Article IV of this corporation's Certificate of Incorporation be and the same is amended to read as follows:

                    "IV. The amount of the total authorized capital stock of
               said corporation shall be 5,000 shares of common stock of a par value of One Dollar ($1.00) per share."

               WHEREFORE, I do declare said increase of the authorized capital stock as set forth in the foregoing resolution is authorized by law.

               Given under my hand and the Great Seal of the said State, at the City of Charleston, this TENTH day of DECEMBER, 1965.

                                             ROBERT D. BAILEY,
(G.S.)                                       Secretary of State

                         EASTERN ASSOCIATED COAL CORP.

                      CERTIFIED RESOLUTION OF STOCKHOLDERS

                       Re:  Increase in Authorized Stock

          I, DaCOSTA SMITH JR., Vice President of EASTERN ASSOCIATED COAL CORP. a corporation created and organized under the laws of the State of West Virginia, do hereby certify the following information to the Secretary of State of the State of West Virginia concerning the increase to 5,000 shares of the authorized common capital stock of the corporation of a par value of $1.00 per share, that is to say:

          BE IT REMEMBERED that at a special meeting of the stockholders of said corporation held in accordance with the requirements of the laws of said State in Room 1724, Koppers Building, Pittsburgh, Pennsylvania, on Thursday, November 18, 1965, at 1:00 o'clock in the afternoon, at which meeting there were present, entitled to vote in person or by proxy holders, a total of 1,000 shares of the authorized issued and outstanding 1,000 shares of this corporation's common capital stock of a par value of $1.00 per share and voting for the following resolution, the said resolution was duly adopted and passed, to-wit:

               WHEREAS the notice of this special meeting of the stockholders of Eastern Associated Coal Corp. held on Thursday, November 18, 1965, at 1:00 o'clock p.m. EST, at its office in Room 1724 Koppers Building, Pittsburgh, Pennsylvania, specified that the stockholders would vote upon the matter of amending Article IV of its Certificate of Incorporation thereby to increase its authorized capital stock of 1,000 shares; whereby the stockholders were duly informed of such proposed amendment; and

          WHEREAS Article IV of this corporation's Certificate of Incorporation dated March 27, 1963, fixed the authorized capital stock of the corporation to consist of 1,000 shares all common stock of the par value of $1.00 per share, and it is desired that the authorized capital stock of the corporation be increased by an additional 4,000 shares of like stock so that the authorized capital stock of the corporation shall be 5,000 shares of like capital stock;

          THEREFORE, BE IT RESOLVED, that the first paragraph of Article IV of this corporation's Certificate of Incorporation be and the same hereby is amended to read as follows:

          "IV. The amount of the total authorized capital stock of said corporation shall be 5,000 shares of common stock of a par value of One Dollar ($1.00) per share."

     IN WITNESS WHEREOF said DaCosta Smith Jr., Vice President of Eastern Associated Coal Corp., a corporation, has signed this certificate and caused the corporate seal of said Eastern Associated Coal Corp., a corporation, to be affixed thereto this 8th day of December, 1965.

                                      /s/ DaCosta Smith Jr.
                                      ------------------------
                                           Vice President

     (SEAL)

ATTEST:

/s/ M.B. Casper
------------------------
     Secretary

COMMONWEALTH OF PENNSYLVANIA)
                            )  SS:
COUNTY OF ALLEGHENY         )

     On this, the 8th day of December, 1965, before me, Mary Sipula, the undersigned officer, personally appeared DaCosta

Smith Jr., who acknowledged himself to be Vice President of EASTERN ASSOCIATED COAL CORP., a West Virginia corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation, by himself as Vice President.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                         /s/ Mary Sipula
                                         -----------------------
                                             Notary Public

(Notarial Seal)

                         EASTERN ASSOCIATED COAL CORP.
                      CERTIFIED RESOLUTION OF STOCKHOLDERS
                  FOR A CHANGE IN PLACE OF PRINCIPAL BUSINESS

     I, R. H. Freeman, President of EASTERN ASSOCIATED COAL CORP., a corporation created and organized under the laws of the State of West Virginia, do hereby certify the following information to the Secretary of State of the State of West Virginia concerning the change in Eastern Associated Coal Corp.'s principal place of business from Weston, West Virginia to Beckley, West Virginia, that is to say:

     BE IT REMEMBERED that at a Regular Annual Meeting of the Stockholders of the said Corporation held in accordance with the requirements of the laws of said State in Room 1728, Koppers Building, Pittsburgh, Pennsylvania on Wednesday, April 9, 1975, at 1:00 o'clock in the afternoon, at which meeting, there were present entitled to vote in person or by proxy holders a total of 3,000 shares of the authorized issued and outstanding 5,000 shares of this Corporation's common capital stock at a par value of $1 per share and voting for the following resolution, the said resolution was duly adopted and passed, to wit:

          WHEREAS, the notice of this Regular Annual Meeting of the Stockholders of Eastern Associated Coal Corp. held on Wednesday, April 9, 1975, at 1:00 o'clock p.m., Eastern Daylight Savings Time, at its offices in Room 1728 Koppers Building, Pittsburgh, Pennsylvania, specified that the Stockholders could vote upon the matter of amending Article II of its Certificate of Incorporation thereby to change its principal place of business from the City of Weston, in the County of Lewis and State of West Virginia in the City of Beckley, in the County of Raleigh, State of West Virginia; whereby the Stockholders were duly informed of such proposed Amendment; and

          WHEREAS, Article II of this Corporation's Certificate of Incorporation dated March 27, 1963, located the principal place of business of the Corporation in the City of Weston, in the County of Lewis and State of West Virginia and it is desired to change the principal place of business to the City of Beckley, County of Raleigh, State of West Virginia;

               "THEREFORE, BE IT RESOLVED, That Article II of this Corporation's Certificate of Incorporation be and the same hereby is Amended to read as follows:

               "II. The principal place of business of the Corporation shall be located in the City of Beckley, in the County of Raleigh and the State of West Virginia, and its chief works shall be located in said Raleigh County, State of West Virginia and elsewhere in the State of West Virginia. The Corporation may transact business and have an office or offices at any other place or places as may be provided by its by-laws."

     IN WITNESS WHEREOF, said R. H. Freeman, President of Eastern Associated Coal Corp., a corporation, has signed this Certificate and caused the corporate seal of said Eastern Associated Coal Corp., a corporation, to be affixed
thereto this    day of May  , 1975.


                                        /s/ R. H. Freeman
                                        ---------------------------------------
                                                       President

(CORPORATE SEAL)

ATTEST:


/s/
-----------------------------
Assistant Secretary

                                        /s/ Henry R. Shaffer, Atty
                                        ---------------------------------------
                                                   Koppers Bldg
                                        ---------------------------------------
                                                  Pittsburgh, Pa
                                        ---------------------------------------

COMMONWEALTH OF PENNSYLVANIA )
                             ) SS:
COUNTY OF ALLEGHENY          )

          On this, the _____ day of _____________, 1975, before me Mary S. Saxon the undersigned officer, personally appeared R. H. Freeman, who acknowledged himself to be President of EASTERN ASSOCIATED COAL CORP., a West Virginia corporation, and that he as such President being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation, by himself as President.

          IN WITNESS WHEREOF, I hereunto give my hand and official seal.

     (Notorial Seal)                              _________________________
                                                        Notary Public